UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2018

BROWN & BROWN, INC.
(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 South Ridgewood Avenue, Daytona Beach, Florida 32114
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (386) 252-9601
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 26, 2018, Brown & Brown, Inc. (the “Company”) filed an amendment to its Articles of Incorporation, which amendment had the effect of increasing the number of authorized shares of the Company’s common stock, par value $0.10 per share, from 280,000,000 shares to 560,000,000 shares. The amendment was effectuated by action of the Company’s Board of Directors on February 26, 2018, in connection with the Board’s declaration of a 2-for-1 stock split, and without the need for shareholder approval, all in accordance with and pursuant to Section 607.10025 of the Florida Business Corporation Act. The amendment became effective on March 28, 2018.
The Articles of Amendment to the Articles of Incorporation, as filed on March 26, 2018, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01    Other Events.
On March 28, 2018, the Company completed its 2-for-1 stock split to shareholders of record as of the close of business on March 14, 2018. On March 28, 2018, the Company issued a press release announcing the completion of the stock split, and its stock will begin trading at the split-adjusted price at the market open on March 29, 2018. After giving effect to the issuance of shares pursuant to the stock split, the Company has approximately 276,140,036 shares of common stock outstanding as of March 28, 2018. A copy of the press release announcing the stock split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01.     Financial Statements and Exhibits.

(i)	Exhibits
The following exhibit is furnished herewith:

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC.
(Registrant)
By: /S/ Robert W. Lloyd
Robert W. Lloyd
Executive Vice President, Secretary and General Counsel

Date: March 28, 2018